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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):  November 25, 1996

                             MOBILEMEDIA COMMUNICATIONS, INC.

             (Exact name of registrant as specified in its charter)

       Delaware                      33-68840                    22-3379712
(State or other jurisdiction    (Commission File No.)       (IRS Employer
      of incorporation)                                     Identification No.)

              65 Challenger Road, Ridgefield Park, New Jersey 07660
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (201) 440-8400
              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)


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                       INFORMATION TO BE INCLUDED IN THE REPORT

          Item 1.   Changes in Control of Registrant.
                         Not Applicable

          Item 2.   Acquisition or Disposition of Assets.
                         Not Applicable

          Item 3.   Bankruptcy or Receivership.
                         Not Applicable

          Item 4.   Changes in Registrant's Certifying Accountant.
                         Not Applicable

          Item 5.   Other Events.
                         On November 25, 1996, the Company, MobileMedia Corporation ("MobileMedia") and Michael K. Lorelli, its Chief Executive Officer, entered into a Severance Agreement and Release, a copy of which is attached hereto as Exhibit 10.1 and all of the terms of which are incorporated by reference herein (the "Severance Agreement"). The Company and MobileMedia engaged the services of Mr. Lorelli pursuant to an Employment Agreement, dated as of July 22, 1996, among the Company, MobileMedia and Mr. Lorelli, a copy of which is attached hereto as Exhibit 10.2 and all of the terms of which are incorporated by reference herein (the "Employment Agreement"). Pursuant to the Employment Agreement and the Severance Agreement, Mr. Lorelli has been paid approximately $ 972,000 in connection with which payment Mr. Lorelli has granted the Company a release and has agreed to provide certain consulting services.

          Item 6.   Resignations of Registrants Directors.
                         Not Applicable

          Item 7.   Financial Statements and Exhibits.
                         Not Applicable

          Item 8.   Change in Fiscal Year.
                         Not Applicable


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                    Pursuant to the requirements of the Securities Exchange
          Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MOBILEMEDIA COMMUNICATIONS, INC.,
                                             a Delaware corporation


          Date:  November 25, 1996           By:  /s/ Santo J. Pittsman
                                                  ---------------------
                                                  Santo J. Pittsman
                                                  Senior Vice President and
                                                  Chief Financial Officer


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                                    EXHIBIT INDEX


          Exhibit                                                           Page
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          Exhibit 10.1  --  Severance Agreement and Release dated
                            November 25, 1996.

          Exhibit 10.2  --  Employment Agreement dated July 22, 1996.